Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 Delaware Avenue, 9th Floor Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Beverly A. Freeney

U.S. Bank Trust National Association

100 Wall Street, Suite 1600

New York, NY 10005

Telephone (212) 361-2893

(Name, address and telephone number of agent for service)

JPMORGAN CHASE & CO.

(Exact name of obligor as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

Table of Additional Registrants

Exact Name of Additional Registrant, As Specified in Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification No.
Chase Capital II	Delaware	13-391851
Chase Capital III	Delaware	13-391852
Chase Capital VI	Delaware	13-3967700
J.P. Morgan Chase Capital XIII	Delaware	13-7304734
JPMorgan Chase Capital XXI	Delaware	20-6581720
JPMorgan Chase Capital XXIII	Delaware	20-6581739
JPMorgan Chase Capital XXIX	Delaware	20-7457879
BANK ONE Capital III	Delaware	74-6493815
First Chicago NBD Capital I	Delaware	80-6080526

JPMorgan Chase & Co. 270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Not Applicable

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 7.	Report of Condition of the Trustee as of June 30, 2013, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 10th day of October, 2013.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Beverly A. Freeney
Name:	Beverly A. Freeney
Title:	Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of June 30, 2013

($000’s)

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)	11,038
b. Interest-bearing balances (2)	537,130
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	0
b. Available-for-sale securities (from Schedule RC-B, column D)	0
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	0
b. Securities purchased under agreements to resell (3)	0
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	0
b. Loans and leases, net of unearned income 0
c. LESS: Allowance for loan and lease losses 0
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	0
5. Trading assets (from Schedule RC-D)	0
6. Premises and fixed assets (including capitalized leases)	28
7. Other real estate owned (from Schedule RC-M)	0
8. Investments in unconsolidated subsidiaries and associated companies	0
9. Direct and indirect investments in real estate ventures	0
10. Intangible assets:
a. Goodwill	16,000
b. Other intangible assets (from Schedule RC-M)	1,320
11. Other assets (from Schedule RC-F)	17,531
12. Total assets (sum of items 1 through 11)	583,047

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	0
(1) Noninterest-bearing (1) 0
(2) Interest-bearing 0
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)	0
b. Securities sold under agreements to repurchase (3)	0
15. Trading liabilities (from Schedule RC-D)	0
16. Other borrowed money (includes mortgage indebtedness and obligations
under capitalized leases) (from Schedule RC-M)	0
17. and 18. Not applicable
19. Subordinated notes and debentures (4)	0
20. Other liabilities (from Schedule RC-G)	15,377
21. Total liabilities (sum of items 13 through 20)	15,377
22. Not applicable

EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus	0
24. Common stock	1,000
25. Surplus (excludes all surplus related to preferred stock)	466,570
26. a. Retained earnings	100,100
b. Accumulated other comprehensive income (5)	0
c. Other equity capital components (6)	0
27. a. Total bank equity capital (sum of items 23 through 26.c)	567,670
b. Noncontrolling (minority) interests in consolidated subsidiaries	0
28. Total equity capital (sum of items 27.a and 27.b)	567,670
29. Total liabilities and equity capital (sum of items 21 and 28)	583,047